UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2019

Commission File Number 1-5924
TUCSON ELECTRIC POWER COMPANY
(Exact name of registrant as specified in its charter)

Arizona	86-0062700
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
88 East Broadway Boulevard, Tucson, AZ 85701
(Address of principal executive offices)(Zip Code)
Registrant's telephone number, including area code: (520) 571-4000
Former name, former address and former fiscal year, if changed since last report: N/A
Securities registered pursuant to Section 12(b) of the Act: None
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01 Other Events.
Springerville Common Facilities Leases

As previously reported, Tucson Electric Power Company (TEP) leases interests in the common facilities, which include among other things certain buildings and equipment, at the Springerville Generating Station (Springerville Common Facilities) under two separate lease agreements (Springerville Common Facilities Leases) that are accounted for as finance leases. Both of the Springerville Common Facilities Leases have initial terms that expire in January 2021 and provide TEP the option to renew the leases or to purchase the leased interests at an aggregate fixed price of $68 million.

On notices dated December 4, 2019, TEP notified the owner participants of the leases that TEP elected to purchase their undivided ownership interests in the Springerville Common Facilities at the aggregate fixed purchase price of $68 million upon the expiration of the lease terms. Due to TEP’s purchase commitments, TEP expects to record an increase to both Utility Plant Under Finance Leases and Finance Lease Obligations on its Consolidated Balance Sheets in the amount of $67 million, which is the present value of the purchase price.

TEP has agreements with Tri-State Generation and Transmission Association, Inc. (Tri-State), the lessee of Springerville Unit 3, and Salt River Project Agricultural Improvement and Power District (SRP), the owner of Springerville Unit 4, which provide that if the Springerville Common Facilities Leases were not renewed, TEP would exercise the purchase options under those contracts. Upon TEP’s purchase of 100% of the Springerville Common Facilities by 2021, SRP will be obligated to buy a 14% undivided interest in the Springerville Common Facilities from TEP for approximately $30 million, and Tri-State will be obligated to either: (i) buy a 14% undivided interest in the facilities for approximately $30 million; or (ii) continue to make payments to TEP for the use of the facilities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TUCSON ELECTRIC POWER COMPANY
(Registrant)

Date: December 9, 2019	/s/ Frank P. Marino
Frank P. Marino
Sr. Vice President and Chief Financial Officer
(On behalf of the registrant and as Principal Financial Officer)